   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 5, 1998.


                                                 REGISTRATION NO. 333-39971
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                AMENDMENT NO. 5
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                       DISPATCH MANAGEMENT SERVICES CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


               DELAWARE                                  4215                                 13-3967426
    State or other jurisdiction of           (Primary Standard Industrial                  (I.R.S. Employer
    incorporation or organization)           Classification Code Number)                Identification Number)

                       DISPATCH MANAGEMENT SERVICES CORP.
                              65 WEST 36TH STREET
                            NEW YORK, NEW YORK 10018
                                 (212) 268-2910
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               Linda M. Jenkinson
                            Chief Executive Officer
                       DISPATCH MANAGEMENT SERVICES CORP.
                              65 WEST 36TH STREET
                            NEW YORK, NEW YORK 10018
                                 (212) 268-2910
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                                   COPIES TO:

           Bruce S. Mendelsohn, Esq.                        Bruce E. Macdonough, Esq.
   AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.            GREENBERG TRAURIG HOFFMAN LIPOFF
        1333 New Hampshire Avenue, N.W.                       ROSEN & QUENTEL, P.A.
                   Suite 400                                  1221 Brickell Avenue
            Washington, D.C. 20036                            Miami, Florida 33131
                (202) 887-4000                                   (305) 579-0500

 APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. / / ______
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ______
    If this Form is a post-effective amendment filed pursuant to 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ______
    If this Form is a post-effective amendment filed pursuant to 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ______
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / / ______
                        CALCULATION OF REGISTRATION FEE

                                                                                PROPOSED MAXIMUM
                            TITLE OF EACH CLASS                                AGGREGATE OFFERING          AMOUNT OF
                       OF SECURITIES TO BE REGISTERED                                 PRICE            REGISTRATION FEE
Common Stock, $0.01 par value per share.....................................      $103,859,375              $31,290

(1) Estimated solely for purpose of calculating the registration fee pursuant to Rule 457(o) and of which $24,394 was paid on November 10, 1997, $2,746 was paid on December 23, 1997 and of which $4,150 was paid on January 13, 1998.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION (1)

SEC Registration Fee............................................  $  31,290
NASD Filing Fee.................................................     10,886
Nasdaq National Market Listing Fee..............................     30,781
Accounting Fees and Expenses....................................  3,500,000
Legal Fees and Expenses.........................................  1,500,000
Printing Expenses...............................................    400,000
Transfer Agent's Fees...........................................      3,500
Miscellaneous...................................................    123,543
                                                                  ---------
    Total.......................................................  $5,600,000
                                                                  ---------
                                                                  ---------

------------------------

(1) The amounts set forth above, except for the SEC and NASD fees, are in each case estimated.

ITEM. 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

    Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been made to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under
Section 145.

    Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit.

    Article Eighth of the Company's Certificate of Incorporation, as amended, states that:

    "No director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit."

    In addition, Article VIII of the Company's Bylaws further provides that the Company shall indemnify its officers and directors against any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative brought by any party, the Company or on behalf of the Company by reason of the fact that they are an officer or director of the Company, or servicing at request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Such expenses may be advanced by the Company upon receipt of an undertaking by the officer or director to repay such amount if it is determined that they are not entitled to indemnification. The Company will continue to provide such indemnification to any person who has ceased to be an officer or director of the Company.

    The Company intends to enter into indemnification agreements with each of its executive officers and directors which indemnifies such person to the fullest extent permitted by its Certificate of Incorporation, its Bylaws and the DGCL. The Company also intends to obtain directors and officers liability insurance.

    Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, the Underwriters have agreed to indemnify, under certain conditions, the Company against certain liabilities.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    Set forth below is certain information concerning all sales of securities by the Company during the past three years that were not registered under the Securities Act.

        (i) The Company was incorporated in September 1997. The Company is the successor in interest by merger (the "Merger") to Dispatch Management Services, LLC ("DMS LLC"), a Nevada limited liability company that was formed in November 1996 to pursue a consolidation of the courier industry. Prior to the Merger, DMS LLC issued membership interests to certain employees and third-party investors of DMS LLC in the transactions set forth below. The Company is also the successor in interest by merger of Kiwi Express Software, L.L.C., a Delaware limited liability company.

        (ii) As of December 1, 1996, DMS LLC issued Class A membership interests to five individuals who were executive officers and directors of DMS LLC and to Kiwi Partners Inc., a corporation owned by persons unaffiliated with the Company. The offer and sale of these membership interests and shares of DMS were exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) thereof because the offers and sales were made to executive officers or directors of DMS LLC or to sophisticated investors who had access to information about DMS LLC and were able to bear the risk of loss of their investment. After the Merger these Class A membership were converted into shares of Common Stock of the Company.

       (iii) In July 1997, DMS Equity Investors Limited Partnership made the Bridge Loan to DMS LLC and received Class B membership interests in DMS LLC that after the Merger were converted into shares of Series A Preferred Stock of the Company that upon the completion of the Offering converts into shares of Common Stock representing a 1.4% interest in the Company. The offer and sale of these securities were exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) thereof because the offers and sales were made to sophisticated investors who had access to information about the Company and were able to bear the risk of loss of their investment.

        (iv) Between May and September, 1997, DMS LLC issued Class B membership interests in DMS LLC to thirty-three individuals who purchased such interests for cash. The offer and sale of these membership interests of DMS LLC were exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) thereof because the offers and sales were made to sophisticated investors who had access to information about the Company and were able to bear the risk of loss of their investment or who were executive officers and directors of DMS LLC. After the Merger these Class B membership interests were converted into shares of Series A Preferred Stock of the Company that upon completion of the Offering converts into shares of Common Stock.

        (v) In September to November, 1997, the Company entered into acquisition agreements with the Founding Companies as described in "The Company." The offer and sale of these shares of the Company were exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) thereof because the offers and sales were made to sophisticated investors who had access to information about the Company and were able to bear the risk of loss of their investment.

        (vi) In December 1997 and January 1998, the Company issued notes to certain individuals in connection with the December Bridge Loan. The offer and sale of these securities were exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) thereof because the offers and sales were made to sophisticated investors who had access to information about the Company and were able to bear the risk of loss of their investment.

    Although the issuances of Common Stock to senior executives and to former stockholders of the Founding Companies may be integrated among themselves, in reliance on the safe harbor provided by Rule 152 under the Securities Act of 1933 for transactions not involving any public offering even if the issuer subsequently files a registration statement, such Common Stock should not be integrated with the issuance of Common Stock in the registered public offering.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits

 EXHIBIT
----------

     *1.1          --  Form of Underwriting Agreement.

 EXHIBIT
----------
   ***2.1          --  Agreement, dated as of September 12, 1997, by and among Dispatch Management Services Corp.,
                         Early Bird Courier Service, LLC and Total Management, LLC and Michael Fiorito.
   ***2.2          --  Agreement, dated as of September 15, 1997, by and among Dispatch Management Services Corp., Aero
                         Special Delivery Service, Inc. and Jeanne Sparks.
   ***2.3          --  Agreement, dated as of September 30, 1997, by and among Dispatch Management Services Corp.,
                         Bullit Courier Services, Inc. and Theo Nicholoudis.
   ***2.4          --  Agreement, dated as of September 16, 1997, by and among Dispatch Management Services Corp.,
                         Security Business Services, Ltd., James Brett Greenbury, Kelly Donovan, Scawton Limited,
                         Lyon-Burwell Limited, Arazan Limited and Foreign & Colonial Enterprise Trust plc.
   ***2.5          --  Agreement, dated as of September 11, 1997, by and among Dispatch Management Services Corp.,
                         American Eagle Endeavors, Inc., Barry Anderson, Cheryl O'Toole and Lawrence O'Toole.
    **2.6          --  Agreement, dated as of October 31, 1997, by and among Dispatch Management Services Corp.,
                         Atlantic Freight Systems, Inc., Thomas A. Bartley and Perry Barbaruolo.
   ***2.7          --  Agreement, dated as of September 10, 1997, by and among Dispatch Management Services Corp.,
                         Express It Couriers, Inc. and James M. Shaughnessy.
   ***2.8          --  Agreement, dated as of September 12, 1997, by and among Dispatch Management Services Corp.,
                         Washington Express Services, Inc., Gilbert D. Carpel, Michael D. Holder, Michael K. Miller and
                         Peter Butler.
   ***2.9          --  Agreement, dated as of September 26, 1997, by and among Dispatch Management Services Corp., MLQ
                         Express, Inc. and John W. Wilcox, Jr.
   ***2.10         --  Agreement, dated as of September 19, 1997, by and among Dispatch Management Services Corp., Time
                         Couriers, LLC, Tom Cromwell, William Krupman, Michael Stone, Peter Begley, Thomas Hagerty,
                         Kimberly Cilley, Christopher Hart, and DMS Subsidiary Number       .
   ***2.11         --  Agreement, dated as of September 12, 1997, by and among Dispatch Management Services Corp.,
                         Eveready Express Corp., Marlene R. Spirt and Mary B. Spirt.
   ***2.12         --  Agreement, dated as of September 14, 1997, by and among Dispatch Management Services Corp.,
                         Kangaroo Express of Colorado Springs, Inc. and Doris Orner.
   ***2.13         --  Agreement, dated as of September 10, 1997, by and among Dispatch Management Services Corp.,
                         National Messenger, Inc., Robert D. Swineford and Steven B. Swineford.
   ***2.14         --  Agreement, dated as of September 10, 1997, by and among Dispatch Management Services Corp.,
                         Fleetfoot Max, Inc., Gary Brose, The King Company, KPM, Helen King, Robert Lewis, Jim Brose,
                         Barbara Lawrence, Robert L. King, John Sangster, Patsy Sangster, PB Securities for the benefit of Robert L. King, PB Securities for the benefit of Helen King, Gordon Lawrence, Pat Lawrence,
                         Melissa Lawrence, K. Lawrence and Creative Consulting Corp.

 EXHIBIT
----------
   ***2.15         --  Agreement, dated as of September 12, 1997, by and among Dispatch Management Services Corp.,
                         Profall, Inc., Thomas Westfall, Alyson Westfall, David Prosser, Adrienne Prosser and DMS
                         Subsidiary Number       .
   ***2.16         --  Agreement, dated as of September 11, 1997, by and among Dispatch Management Services Corp.,
                         Express Enterprises, Inc., Paul J. Alberts and Donald E. Stoelt.
   ***2.17         --  Agreement, dated as of October 23, 1997, by and among Dispatch Management Services Corp., A & W
                         Couriers, Inc. and Joan Levy.
   ***2.18         --  Agreement, dated as of October 10, 1997, by and among Dispatch Management Services Corp.,
                         Express It, Inc., and Dave Clancy.
   ***2.19         --  Agreement, dated as of September 18, 1997, by and among Dispatch Management Services Corp.,
                         Deadline Acquisition Corp., Edward V. Blanchard, Jr., Melba Anne Hill and Scott T. Milakovich.
   ***2.20         --  Agreement, dated as of September 12, 1997, by and among Dispatch Management Services Corp.,
                         Kiwicorp Limited, Lynette Williams, Tom Finlay and DMS Subsidiary Number       .
   ***2.21         --  Agreement, dated as of September 10, 1997, by and among Dispatch Management Services Corp.,
                         Transpeed Courier Services, Inc., Richard A. Folkman, Stacey J. Folkman, Trey Lewis and Evelyn
                         R. Folkman.
   ***2.22         --  Agreement, dated as of September 15, 1997, by and among Dispatch Management Services Corp.,
                         Clover Supply, Inc., and John J. Walker.
   ***2.23         --  Agreement, dated as of September 12, 1997, by and among Dispatch Management Services Corp., S
                         Car Go Courier, Inc. and Michael Cowles.
   ***2.24         --  Agreement, dated as of September 12, 1997, by and among Dispatch Management Services Corp.,
                         Christian Delivery & Chair Service, Inc., Leo J. Gould and DMS Subsidiary Number       .
   ***2.25         --  Agreement, dated as of October 9, 1997, by and among Dispatch Management Services Corp.,
                         Striders Courier, Inc., Tammy K. Patterson and Merlene Y. Flores.
   ***2.26         --  Agreement, dated as of September 12, 1997, by and among Dispatch Management Services Corp. and
                         Gregory Austin, trading as Battery Point Messengers.
   ***2.27         --  Agreement, dated as of September 12, 1997, by and among Dispatch Management Services Corp.,
                         Christopher Grealish, Inc. and Christopher Grealish.
   ***2.28         --  Agreement, dated as of September 17, 1997, by and among Dispatch Management Services Corp.,
                         United Messengers, Inc. and Marla Kennedy.
   ***2.29         --  Agreement, dated as of September 12, 1997, by and among Dispatch Management Services Corp.,
                         Christopher Neal and DMS Subsidiary Number       .
   ***2.30         --  Agreement, dated as of October 4, 1997, by and among Dispatch Management Services Corp.,
                         TimeCycle Couriers, Inc., Eric D. Nordberg and Jeffrey Appeltans.
   ***2.31         --  Agreement, dated as of September 10, 1997, by and among Dispatch Management Services Corp.,
                         Rocket Courier Services, Inc., Sean Leonce, Grace Leonce and Samer Hassan.

 EXHIBIT
----------
   ***2.32         --  Agreement, dated as of September 14, 1997, by and among Dispatch Management Services Corp. and
                         Michael Studebaker.
   ***2.33         --  Agreement, dated as of September 10, 1997, by and among Dispatch Management Services Corp.,
                         Delivery Incorporated and Gary Brose.
   ***2.34         --  Agreement, dated as of September 12, 1997, by and among Dispatch Management Services Corp., AFS
                         Courier Systems, Inc. and Frank L. Mullins.
   ***2.35         --  Share Purchase Agreement, dated as of August 20, 1997, by and among Dispatch Management Services
                         LLC, Alice Rebecca Clark, Roy Clark, Trustees of the Roy Clark (Life Interest) Settlement
                         1997, Trustees of the Alice Rebecca Clark (Discretionary) Settlement 1997, Matthew Clark,
                         Simon Clark and Brookside Systems and Programming Limited.
   ***2.36         --  Agreement, dated as of October 6, 1997, by and among Dispatch Management Services Corp., Bridge
                         Wharf Investments Limited and Riverbank Limited.
   ***2.37         --  Brand Manager Agreement, dated as of September 14, 1997, between Dispatch Management Services
                         Corp. and Barry Anderson (Minneapolis).
   ***2.38         --  Brand Manager Agreement, dated as of September 12, 1997, between Dispatch Management Services
                         Corp. and Frank L. Mullins.
   ***2.39         --  Brand Manager Agreement, dated as of September 25, 1997, between Dispatch Management Services
                         Corp. and Leo J. Gould and Jodi Gould.
   ***2.40         --  Brand Manager Agreement, undated, between Dispatch Management Services Corp. and John J. Walker.
   ***2.41         --  Brand Manager Agreement, undated, between Dispatch Management Services Corp. and Dave Clancy.
   ***2.42         --  Brand Manager Agreement, undated, between Dispatch Management Services Corp. and Allen Orner.
   ***2.43         --  Brand Manager Agreement, dated as of September 12, 1997, between Dispatch Management Services
                         Corp. and Kiwicorp Limited.
   ***2.44         --  Brand Manager Agreement, dated as of October 9, 1997, between Dispatch Management Services Corp.
                         and Tammy K. Patterson and Merlene Y. Flores.

   ***2.45         --  Brand Manager Agreement, dated as of October 8, 1997, between Dispatch Management Services Corp.
                         and Tom Cromwell and Peter Begley.

   ***2.46         --  Brand Manager Agreement, undated, between Dispatch Management Services Corp. and Jeff Appeltans
                         and Eric D. Nordberg.

   ***2.47         --  Brand Manager Agreement, undated, between Dispatch Management Services Corp. and Marla Kennedy.

   ***2.48         --  Brand Manager Agreement, dated as of September 10, 1997, between Dispatch Management Services
                         Corp. and James Michael Shaughnessy.

   ***2.49         --  Brand Manager Agreement, dated as of September       , 1997, between Dispatch Management
                         Services Corp. and Barry Anderson (Phoenix).

   ***2.50         --  Brand Manager Agreement, undated, between Dispatch Management Services Corp. and Joan Levy.

 EXHIBIT
----------
   ***2.51         --  Brand Manager Agreement, dated as of September 21, 1997, between Dispatch Management Services
                         Corp. and Christopher Neal.

   ***2.52         --  Brand Manager Agreement, dated as of September 12, 1997, between Dispatch Management Services
                         Corp., Leon Spirt and Jack Spirt.

   ***2.53         --  Brand Manager Agreement, dated as of September 12, 1997, between Dispatch Management Services
                         Corp. and Dispatch Management Services Corp. of the National Capital Area, Inc

   ***2.54         --  Brand Manager Agreement, dated as of September 15, 1997, between Dispatch Management Services
                         Corp. and The Delivery Company Limited.
    **2.55         --  Brand Manager Agreement, dated as of October 1, 1997, between Dispatch Management Services Corp.
                         and Creative Consulting Corp.
    **2.56         --  Brand Manager Agreement, dated as of October 1, 1997, between Dispatch Management Services Corp.
                         and Creative Consulting Corp.
     *2.57         --  Brand Manager Agreement, dated November 1, 1997, between Dispatch Management Services Corp. and
                         Atlantic Transportation Consultants, Inc.
    **2.58         --  Agreement, dated as of October 31, 1997, among Dispatch Management Services Corp., Pacific
                         Freight Systems, Inc., Thomas A. Bartley and Perry Barbaruolo.
    **2.59         --  Agreement, dated December 2, 1997, among Dispatch Management Services Corp., Munther Hamoudi and
                         DMS Subsidiary Number       .
    **2.60         --  Agreement, dated November 21, 1997, among Dispatch Management Services Corp., Zoom Messenger
                         Service, Inc. and Frank Nizzare.

     *2.61         --  Agreement, dated as of November 26, 1997, among Dispatch Management Services Corp., A Courier of the Carolinas, LLC, A Courier, Inc., Tesgerat Limited Partnership and DMS Subsidiary Number
                           .

     *2.62         --  Agreement, dated as of November 20, 1997, among Dispatch Management Services Corp., Express Air
                         Management, Inc., Robert G. Driskell, Arthur J. Morris, Randolph H. Schneider and DMS
                         Subsidiary Number   .

     *2.63         --  Agreement, dated as of December 19, 1997, among Dispatch Management Services Corp., A Courier of
                         Tennessee, LLC, A Courier, Inc., Scott Evatt, Timothy E. French and DMS Subsidiary Number   .

     *2.64         --  Agreement, dated as of November 20, 1997, among Dispatch Management Services Corp., A Courier,
                         Inc., Robert G. Driskell, Arthur J. Morris, Randy H. Schneider and DMS Subsidiary Number   .

     *2.65         --  Brand Manager Agreement, dated November 12, 1997, between Dispatch Management Services Corp. and
                         Detroit Dispatch Management Services, Inc.

     *2.66         --  Brand Manager Agreement, dated September   , 1997, between Dispatch Management Services Corp.
                         and Michael R. Cowles.

     *2.67         --  Brand Manager Agreement, dated September 19, 1997, between Dispatch Management Services Corp.
                         and Michael Studebaker.

     *2.68         --  Brand Manager Agreement, dated September 15, 1997, between Dispatch Management Services Corp.
                         and Scott T. Milakovich.

 EXHIBIT
----------
     *2.69         --  Brand Manager Agreement, dated November 13, 1997, between Dispatch Management Services Corp. and
                         Frank Nizzare.

     *2.70         --  Brand Manager Agreement, dated November 26, 1997, between Dispatch Management Services Corp. and
                         Columbine Management Services, LLC.

     *2.71         --  Brand Manager Agreement, dated November 20, 1997, between Dispatch Management Services Corp. and
                         Muiran, Inc.

     *2.72         --  Brand Manager Agreement, dated September 30, 1997, between Dispatch Management Services Corp.
                         and Gregory W. Austin.

     *2.73         --  Brand Manager Agreement, dated September 21, 1997, between Dispatch Management Services Corp.
                         and Christopher Neal.

   ***3.1          --  Form of Certificate of Incorporation.

   ***3.2          --  Amended and Restated Bylaws.

      5.1          --  Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. as to the legality of the securities being registered.

   **10.1          --  Form of Officer and Director Indemnification Agreement.

    *10.2          --  Form of Employment Agreement.

   ++10.3          --  Non-Competition Agreement, dated February 2, 1998, by and between Dispatch Management Services
                         Corp. and Gregory Kidd.
   **10.4          --  Form of 1997 Stock Incentive Plan.

   ++10.5          --  Form of Financing and Security Agreement by and among Dispatch Management Services Corp.,
                         Dispatch Management Services San Francisco Corp., Dispatch Management Services New York Corp.,
                         Dispatch Management Services Acquisition Corp., Road Management Services Corporation,
                         Balmerino Holdings Limited, Statetip Limited and Nationsbank, N.A.

   ++21            --  Subsidiaries of Dispatch Management Services Corp.

     23.1          --  Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in Exhibit 5.1).

    +23.2          --  Consents of Price Waterhouse LLP.

    +23.3          --  Consents of Ernst & Young LLP.

    *23.4          --  Consents to Become Directors.

   **24.1          --  Powers of Attorney (included in signature page).

    +27            --  Financial Data Schedule.


------------------------


  + Previously filed February 4, 1998.



 ++ Previously filed February 3, 1998.


  * Previously filed January 13, 1998.

 ** Previously filed December 24, 1997.
*** Previously filed on November 10, 1997.

ITEM 17. UNDERTAKINGS

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes:

    (1) That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) That for the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 5th day of February, 1998.


                                DISPATCH MANAGEMENT SERVICES CORP.

                                By:            /s/ LINDA M. JENKINSON
                                     -----------------------------------------
                                                 Linda M. Jenkinson
                                              CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

                       DISPATCH MANAGEMENT SERVICES CORP.


          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------
    /s/ LINDA M. JENKINSON      Chief Executive Officer
------------------------------    (Principal Executive       February 5, 1998
      Linda M. Jenkinson          Officer; Director)

     /s/ R. GREGORY KIDD
------------------------------  Chairman                     February 5, 1998
       R. Gregory Kidd

                                Chief Financial Officer
     /s/ MARKO BOGOIEVSKI         (Principal Accounting
------------------------------    Officer; Principal         February 5, 1998
       Marko Bogoievski           Financial Officer)

                                 EXHIBIT INDEX

EXHIBIT
----------
     *1.1          --  Form of Underwriting Agreement.

   ***2.1          --  Agreement, dated as of September 12, 1997, by and among Dispatch Management Services Corp.,
                       Early Bird Courier Service, LLC and Total Management, LLC and Michael Fiorito.

   ***2.2          --  Agreement, dated as of September 15, 1997, by and among Dispatch Management Services Corp., Aero
                       Special Delivery Service, Inc. and Jeanne Sparks.

   ***2.3          --  Agreement, dated as of September 30, 1997, by and among Dispatch Management Services Corp.,
                       Bullit Courier Services, Inc. and Theo Nicholoudis.

   ***2.4          --  Agreement, dated as of September 16, 1997, by and among Dispatch Management Services Corp.,
                       Security Business Services, Ltd., James Brett Greenbury, Kelly Donovan, Scawton Limited,
                       Lyon-Burwell Limited, Arazan Limited and Foreign & Colonial Enterprise Trust plc.

   ***2.5          --  Agreement, dated as of September 11, 1997, by and among Dispatch Management Services Corp.,
                       American Eagle Endeavors, Inc., Barry Anderson, Cheryl O'Toole and Lawrence O'Toole.

    **2.6          --  Agreement, dated as of September 12, 1997, by and among Dispatch Management Services Corp.,
                       Atlantic Freight Systems, Inc., Thomas A. Bartley and Perry Barbaruolo.

   ***2.7          --  Agreement, dated as of September 10, 1997, by and among Dispatch Management Services Corp.,
                       Express It Couriers, Inc. and James M. Shaughnessy.

   ***2.8          --  Agreement, dated as of September 12, 1997, by and among Dispatch Management Services Corp.,
                       Washington Express Services, Inc., Gilbert D. Carpel, Michael D. Holder, Michael K. Miller and
                       Peter Butler.

   ***2.9          --  Agreement, dated as of September 26, 1997, by and among Dispatch Management Services Corp., MLQ
                       Express, Inc. and John W. Wilcox, Jr.

   ***2.10         --  Agreement, dated as of September 19, 1997, by and among Dispatch Management Services Corp., Time
                       Couriers, LLC, Tom Cromwell, William Krupman, Michael Stone, Peter Begley, Thomas Hagerty,
                       Kimberly Cilley, Christopher Hart, and DMS Subsidiary Number       .

   ***2.11         --  Agreement, dated as of September 12, 1997, by and among Dispatch Management Services Corp.,
                       Eveready Express Corp., Marlene R. Spirt and Mary B. Spirt.

   ***2.12         --  Agreement, dated as of September 14, 1997, by and among Dispatch Management Services Corp.,
                       Kangaroo Express of Colorado Springs, Inc. and Doris Orner.

   ***2.13         --  Agreement, dated as of September 10, 1997, by and among Dispatch Management Services Corp.,
                       National Messenger, Inc., Robert D. Swineford and Steven B. Swineford.

   ***2.14         --  Agreement, dated as of September 10, 1997, by and among Dispatch Management Services Corp.,
                       Fleetfoot Max, Inc., Gary Brose, The King Company, KPM, Helen King, Robert Lewis, Jim Brose,
                       Barbara Lawrence, Robert L. King, John Sangster, Patsy Sangster, PB Securities for the benefit of Robert L. King, PB Securities for the benefit of Helen King, Gordon Lawrence, Pat Lawrence,
                       Melissa Lawrence, K. Lawrence and Creative Consulting Corp.

   ***2.15         --  Agreement, dated as of September 12, 1997, by and among Dispatch Management Services Corp.,
                       Profall, Inc., homas Westfall, Alyson Westfall, David Prosser, Adrienne Prosser and DMS
                       Subsidiary Number       .

   ***2.16         --  Agreement, dated as of September 11, 1997, by and among Dispatch Management Services Corp.,
                       Express Enterprises, Inc., Paul J. Alberts and Donald E. Stoelt.

EXHIBIT
----------
   ***2.17         --  Agreement, dated as of October 23, 1997, by and among Dispatch Management Services Corp., A & W
                       Couriers, Inc. and Joan Levy.

   ***2.18         --  Agreement, dated as of October 10, 1997, by and among Dispatch Management Services Corp.,
                       Express It, Inc., and Dave Clancy.

   ***2.19         --  Agreement, dated ]as of September 18, 1997, by and among Dispatch Management Services Corp.,
                       Deadline Acquisition Corp., Edward V. Blanchard, Jr., Melba Anne Hill and Scott T. Milakovich.

   ***2.20         --  Agreement, dated as of September 12, 1997, by and among Dispatch Management Services Corp.,
                       Kiwicorp Limited, Lynette Williams, Tom Finlay and DMS Subsidiary Number       .

   ***2.21         --  Agreement, dated as of September 10, 1997, by and among Dispatch Management Services Corp.,
                       Transpeed Courier Services, Inc., Richard A. Folkman, Stacey J. Folkman, Trey Lewis and Evelyn
                       R. Folkman.

   ***2.22         --  Agreement, dated as of September 15, 997, by and among Dispatch Management Services Corp.,
                       Clover Supply, Inc., and John J. Walker.

   ***2.23         --  Agreement, dated as of September 12, 1997, by and among Dispatch Management Services Corp., S
                       Car Go Courier, Inc. and Michael Cowles.

   ***2.24         --  Agreement, dated as of September 12, 1997, by and among Dispatch Management Services Corp.,
                       Christian Delivery & Chair Service, Inc., Leo J. Gould and DMS Subsidiary Number       .

   ***2.25         --  Agreement, dated as of October 9, 1997, by and among Dispatch Management Services Corp.,
                       Striders Courier, Inc., Tammy K. Patterson and Merlene Y. Flores.

   ***2.26         --  Agreement, date as of September 12, 1997, by and among Dispatch Management Service Corp. and
                       Gregory Austin, trading as Battery Point Messengers.

   ***2.27         --  Agreement, dated as of September 12, 1997, by and among Dispatch Management Services Corp.,
                       Christopher Grealish, Inc. and Christopher Grealish.

   ***2.28         --  Agreement, dated as of September 17, 1997, by and among Dispatch Management Services Corp.,
                       United Messengers, Inc. and Marla Kennedy.

   ***2.29         --  Agreement, dated as of September 12, 1997, by and among Dispatch Management Services Corp.,
                       Christopher Neal and DMS Subsidiary Number       .

   ***2.30         --  Agreement, dated as of October 4, 1997, by and among Dispatch Management Services Corp.,
                       TimeCycle Couriers, Inc., Eric D. Nordberg and Jeffrey Appeltans.

   ***2.31         --  Agreement, dated as of September 10, 1997, by and among Dispatch Management Services Corp.,
                       Rocket Courier Services, Inc., Sean Leonce, Grace Leonce and Samer Hassan.

   ***2.32         --  Agreement, dated as of September 14, 997, by and among Dispatch Management Services Corp. and
                       Michael Studebaker.

   ***2.33         --  Agreement, dated as of September 10, 1997, by and among Dispatch Management Services Corp.,
                       Delivery Incorporated and Gary Brose.

   ***2.34         --  Agreement, dated as of September 12, 1997, by and among Dispatch Management Services Corp., AFS
                       Courier Systems, Inc. and Frank L. Mullins.

   ***2.35         --  Share Purchase Agreement, dated as of August 20, 1997, by and among Dispatch Management Services
                       LLC, Alice Rebecca Clark, Roy Clark, Trustees of the Roy Clark (Life Interest) Settlement 1997,
                       Trustees of the Alice Rebecca Clark (Discretionary) Settlement 1997, Matthew Clark, Simon Clark
                       and Brookside Systems and Programming Limited.

EXHIBIT
----------
   ***2.36         --  Agreement, dated as of October 6, 1997, by and among Dispatch Management Services Corp., Bridge
                       Wharf Investments Limitedv and Riverbank Limited.

   ***2.37         --  Brand Manager Agreement, dated as of September 14, 1997, between Dispatch Management Services
                       Corp. and Barry Anderson (Minneapolis).

   ***2.38         --  Brand Manager Agreement, dated as of September 12, 1997, between Dispatch Management Services
                       Corp. and Frank L. Mullins.

   ***2.39         --  Brand Manager Agreement, dated as of September 25, 1997, between Dispatch Management Services
                       Corp. and Leo J. Gould and Jodi Gould.

   ***2.40         --  Brand Manager Agreement, undated, between Dispatch Management Services Corp. and John J. Walker.

   ***2.41         --  Brand Manager Agreement, undated, between Dispatch Management Services Corp. and Dave Clancy.

   ***2.42         --  Brand Manager Agreement, undated, between Dispatch Management Services Corp. and Allen Orner.

   ***2.43         --  Brand Manager Agreement, dated as of September 12, 1997, between Dispatch Management Services
                       Corp. and Kiwicorp Limited.

   ***2.44         --  Brand Manager Agreement, dated as of October 9, 1997, between Dispatch Management Services Corp.
                       and Tammy K. Patterson and Merlene Y. Flores.

   ***2.45         --  Brand Manager Agreement, dated as of October 8, 1997, between Dispatch Management Services Corp.
                       and Tom Cromwell and Peter Begley.

   ***2.46         --  Brand Manager Agreement, undated, between Dispatch Management Services Corp. and Jeff Appeltans
                       and Eric D. Nordberg.

   ***2.47         --  Brand Manager Agreement, undated, between Dispatch Management Services Corp. and Marla Kennedy.

   ***2.48         --  Brand Manager Agreement, dated as of September 10, 1997, between Dispatch Management Services
                       Corp. and James Michael Shaughnessy.

   ***2.49         --  Brand Manager Agreement, dated as of September       , 1997, between Dispatch Management
                       Services Corp. and Barry Anderson (Phoenix).

   ***2.50         --  Brand Manager Agreement, undated, between Dispatch Management Services Corp. and Joan Levy.

   ***2.51         --  Brand Manager Agreement, dated as of September 21, 1997, between Dispatch Management Services
                       Corp. and Christopher Neal.

   ***2.52         --  Brand Manager Agreement, dated as of September 12, 1997, between Dispatch Management Services
                       Corp., Leon Spirt and Jack Spirt.

   ***2.53         --  Brand Manager Agreement, dated as of September 12, 1997, between Dispatch Management Services
                       Corp. and Dispatch Management Services Corp. of the National Capital Area, Inc..

   ***2.54         --  Brand Manager Agreement, dated as of September 15, 1997, between Dispatch Management Services
                       Corp. and The Delivery Company Limited.

    **2.55         --  Brand Manager Agreement, dated as of October 1, 1997, between Dispatch Management Services Corp.
                       and Creative Consulting Corp.

    **2.56         --  Brand Manager Agreement, dated as of October 1, 1997, between Dispatch Management Services Corp.
                       and Creative Consulting Corp.

     *2.57         --  Brand Manager Agreement, dated November 1, 1997, between Dispatch Management Services Corp. and
                       Atlantic Transportation Consultants, Corp.

EXHIBIT
----------
    **2.58         --  Agreement, dated as of October 31, 1997, among Dispatch Management Services Corp., Pacific
                       Freight Systems, Inc., Thomas A. Bartley and Perry Barbaruolo.

    **2.59         --  Agreement, dated December 2, 1997, among Dispatch Management Services Corp., Munther Hamoudi and
                       DMS Subsidiary Number       .

    **2.60         --  Agreement, dated November 21, 1997, among Dispatch Management Services Corp., Zoom Messenger
                       Service, Inc. and Frank Nizzare.

     *2.61         --  Agreement, dated as of November 26, 1997, among Dispatch Management Services Corp., A Courier of
                       the Carolinas, LLC, A Courier, Inc., Tesgerat Limited Partnership and DMS Subsidiary Number   .

     *2.62         --  Agreement, dated as of November 20, 1997, among Dispatch Management Services Corp., Express Air
                       Management, Inc., Robert G. Driskell, Arthur J. Morris, Randolph H. Schneider and DMS Subsidiary
                       Number   .

     *2.63         --  Agreement, dated as of December 19, 1997, among Dispatch Management Services Corp., A Courier of
                       Tennesse, LLC, A Courier, Inc., Scott Evatt, Timothy E. French and DMS Subsidiary Number   .

     *2.64         --  Agreement, dated as of November 20, 1997, among Dispatch Management Services Corp., A Courier,
                       Inc., Robert G. Driskell, Arthur J. Morris, Randy H. Schneider and DMS Subsidiary Number   .

     *2.65         --  Brand Manager Agreement, dated November 12, 1997, between Dispatch Management Services Corp. and
                       Detroit Dispatch Management Services, Inc.

     *2.66         --  Brand Manager Agreement, dated September   , 1997, between Dispatch Management Services Corp.
                       and Michael R. Cowles.

     *2.67         --  Brand Manager Agreement, dated September 19, 1997, between Dispatch Management Services Corp.
                       and Michael Studebaker.

     *2.68         --  Brand Manager Agreement, dated September 15, 1997, between Dispatch Management Services Corp.
                       and Scott T. Milakovich.

     *2.69         --  Brand Manager Agreement, dated November 13, 1997, between Dispatch Management Services Corp. and
                       Frank Nizzare.

     *2.70         --  Brand Manager Agreement, dated November 26, 1997, between Dispatch Management Services Corp. and
                       Columbine Management Services, LLC.

     *2.71         --  Brand Manager Agreement, dated November 20, 1997, between Dispatch Management Services Corp. and
                       Muiran, Inc.

     *2.72         --  Brand Manager Agreement, dated September 30, 1997, between Dispatch Management Services Corp.
                       and Gregory W. Austin.

     *2.73         --  Brand Manager Agreement, dated September 21, 1997, between Dispatch Management Services Corp.
                       and Christopher Neal.

   ***3.1          --  Form of Certificate of Incorporation.

   ***3.2          --  Amended and Restated Bylaws.

      5.1          --  Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. as to the legality of the securities being registered.

   **10.1          --  Form of Officer and Director Indemnification Agreement.

    *10.2          --  Form of Employment Agreement.

   ++10.3          --  Non-Competition Agreement, dated February 2, 1998, by and between Dispatch Management Services
                       Corp. and Gregory Kidd.

   **10.4          --  Form of 1997 Stock Incentive Plan.

EXHIBIT
----------
   ++10.5          --  Form of Financing and Security Agreement by and among Dispatch Management Services Corp.,
                       Dispatch Management Services San Francisco Corp., Dispatch Management Services New York Corp.,
                       Dispatch Management Services Acquisition Corp., Road Management Services Corporation, Balmerino
                       Holdings Limited, Statetip Limited and Nationsbank, N.A.

   ++21            --  Subsidiaries of Dispatch Management Services Corp.

     23.1          --  Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in Exhibit 5.1).

    +23.2          --  Consents of Price Waterhouse LLP.

    +23.3          --  Consents of Ernst & Young LLP.

    *23.4          --  Consents to Become Directors.

   **24.1          --  Powers of Attorney (included in signature page).

    +27            --  Financial Data Schedule.


------------------------


+   Previously filed February 4, 1998.



++  Previously filed February 3, 1998.


*   Previously filed January 13, 1998.

**  Previously filed December 24, 1997.

*** Previously filed on November 10, 1997.